Exhibit 10.03

To:	Jan Madsen
From:	West Corporation Compensation Committee
Date:	March 13, 2017

Re:	Exhibit A

This Exhibit A is delivered pursuant to your Employment Agreement and sets forth your 2017 base salary and incentive compensation applicable to your position as Chief Financial Officer for West Corporation.

1.	Your base salary for 2017 is $450,000 effective January 1, 2017.

2.	Effective January 1, 2017, you will be eligible to receive an annual incentive based upon West Corporation’s publicly reported consolidated revenue (“Revenue”), weighted at 20%, and publicly reported Adjusted Earnings per Share from Continuing Operations – Diluted (“Adjusted EPS”), weighted at 80%, in each case, as adjusted pursuant to Section 3 below and subject to the cap set forth below. All calculations will be based on 2017 fiscal year results. Your incentive will be calculated as follows based upon an annual target incentive of $360,000:

Component 1: Incentive payout grid based on Revenue

Revenue (In Mil$)	Total % of Target Incentive Factor	% of Target Incentive Paid (20% Weighting)
$2,450.0	200%	40.0%	Maximum
$2,376.4	125%	25.0%
$2,339.0	100%	20.0%	Target
$2,301.0	65%	13.0%
$2,100.0	0%	0.0%	Threshold

For the incentive payout based on Revenue, the amount paid will be extrapolated as needed between revenue range points to the nearest tenth percent.

Component 2: Incentive payout grid based on Adjusted EPS

Adjusted EPS	Total % of Target Incentive Factor	% of Target Incentive Paid (80% Weighting)
$3.10	200%	160.0%	Maximum
$3.02	125%	100.0%
$2.91	100%	80.0%	Target
$2.79	65%	52.0%
$2.72	0%	0.0%	Threshold

For each $.01 of Adjusted EPS:

From $3.02 to $3.10, additional 7.5000% in % of Target Incentive Paid.

From $2.91 to $3.02, additional 1.8182% in % of Target Incentive Paid.

From $2.79 to $2.91, additional 2.3333% in % of Target Incentive Paid.

From $2.72 to $2.79, additional 7.4286% in % of Target Incentive Paid.

The maximum total incentive which may be earned pursuant to this Section 2 is $720,000 in the aggregate.

3.	For 2017 incentive calculations, Revenue and Adjusted EPS will be adjusted up or down to reflect the average foreign exchange rates for 2016. All metrics are based on West Corporation’s and its affiliates’ consolidated operations. Financial results arising from extraordinary items, mergers, acquisitions, and joint ventures completed during 2017 may be included in the incentive calculation on a case by case basis, as determined by the Compensation Committee. Any resulting adjustment to Adjusted EPS will apply the same rounding conventions used for publicly reported Adjusted EPS.

4.	100% of the incentive earned will be paid annually, no later than March 15, 2018.

/s/ Jan Madsen
Employee – Jan Madsen

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